                                                                   EXHIBIT 99.14



                          Independent Auditors' Consent



To the Shareholders and Board of Trustees of Smith Barney Equity Funds,

We consent to the references to our firm under the headings "Synopsis" and "Representations and Warranties" with respect to the Smith Barney Large Cap Blend Fund of the Smith Barney Equity Funds in the Proxy Statement/Prospectus.



                                                      /s/ KPMG LLP
                                                      --------------------------
                                                      KPMG LLP


New York, New York
September 15, 2000

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Synopsis" and to the use of our report dated December 15, 1999, which is incorporated by reference, in this Registration Statement filed on Form N-14 on September 18, 2000 of Smith Barney Investment Series (formerly, Concert Investment Series).



                                                /s/ ERNST & YOUNG LLP
                                                -------------------------------
                                                ERNST & YOUNG LLP


New York, New York
September 13, 2000